Exhibit 99.1

Pangaea Logistics Solutions Ltd. Reports Financial Results for the Year Ended December 31, 2014

Company Posts Record Annual Revenue, Strong Demand for Specialized Services

NEWPORT, RI – March 31, 2015 – Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the year ended December 31, 2014.

2014 Full Year Highlights

•	Record revenue of $398.3 million for the year ended December 31, 2014
•	Net loss attributable to Pangaea Logistics Solutions Ltd. of $12.1 million for the year ended December 31, 2014
•	Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.[1] of $1.1 million for the year ended December 31, 2014
•	Adjusted EBITDA[2] of $20.7 million for the year ended December 31, 2014
•	A 7% increase in total ship days and a 9% increase in voyage days in 2014 over 2013, demonstrating increasing demand for services
•	Average time charter equivalent rates of $12,317 per day for the year ended December 31, 2014
•	Public listing on NASDAQ in October 2014 via merger
•	Delivery of three new ice-class 1A panamax dry bulk carriers including the m/v Nordic Oshima in September 2014, and m/v Nordic Olympic and m/v Nordic Odin in February 2015
•	Signed new long-term contracts of affreightment (“COAs”) to further support its ice-class fleet

Edward Coll, Chairman and Chief Executive Officer of Pangaea, stated, “Pangaea was able to achieve nearly $400 million in revenue in 2014 despite the continued weakness of the dry bulk rate environment. In the face of headwinds related to the sector operating at historic lows, we have advantageously strengthened our core businesses in backhaul and the ice-class trades to position the Company for profitability and continued growth. This is best illustrated by the new contracts we have recently announced, which complement our business strategy and will add incremental profit to the bottom line.”

1Adjusted net income attributable to Pangaea Logistics Solutions Ltd. is a non-GAAP measure. Adjusted net income attributable to Pangaea Logistics Solutions Ltd. represents net (loss) income attributable to Pangaea Logistics Solutions Ltd. before loss on impairment of vessels and non-recurring charges. See Reconciliation of Adjusted Net Income, Adjusted EBITDA, Pro Forma Adjusted Earnings Per Share.

2Adjusted EBITDA is a non-GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, loss on impairment of vessels and other non-operating income and/or expense, if any. See Reconciliation of Adjusted Net Income, Adjusted EBITDA, Pro Forma Adjusted Earnings Per Share.

Results for the Full Year Ended December 31, 2014

The Company had a net loss attributable to Pangaea Logistics Solutions Ltd. of $12.1 million for the year ended December 31, 2014, which includes non-cash losses on impairment of vessels and other non-recurring charges totaling $13.2 million, compared to net income attributable to Pangaea Logistics Solutions Ltd. of $15.5 million for the year ended December 31, 2013. This decrease in income was primarily caused by a general downturn in the shipping markets and the losses on impairment of vessels, and costs incurred as a publicly traded company in 2014.

“We will continue to look for opportunities in both the charter and purchase and sale markets, as we continue to navigate this prolonged market downturn,” Coll continued. “We remain confident that our distinctive ice-class and backhaul businesses will provide positive operating cash flows despite broader market trends. We remain focused on optimizing our owned and chartered fleet commitments, controlling costs, and conserving cash.”

Cash Flows

Cash and cash equivalents were $29.8 million as of December 31, 2014, compared with $18.9 million on December 31, 2013.

For the year ended December 31, 2014, the Company’s net cash provided by operating activities was $24.6 million, compared to $21.1 million for the year ended December 31, 2013.

For the years ended December 31, 2014 and 2013, net cash used in investing activities was $39.2 million and $84.0 million, respectively. Net cash provided by financing activities was $25.5 million and $62.1 million for the years ended December 31, 2014 and 2013, respectively. This reflects increased borrowing to finance the purchase of additional vessels, including the m/v Nordic Oshima.

“We gratefully acknowledge the continued participation of our long-time lender, DVB Bank, and our other banking partners, in the financing of our latest newbuilding deliveries,” Coll added.

The Company also announced that it determined that it was in the mutual best interests of ASO 2020 Maritime and the Company not to undertake the transaction proposed in the October 2014 letter of intent.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations

	Year ended December 31,
	2014	2013

Revenues:
Voyage revenue	$345,235,869	$336,160,290
Charter revenue	53,040,336	56,310,682
	398,276,205	392,470,972
Expenses:
Voyage expense	189,474,578	196,035,698
Charter hire expense	149,653,797	130,879,639
Vessel operating expenses	29,583,386	22,958,049
General and administrative	12,831,330	11,599,121
Depreciation and amortization	11,668,128	9,614,859
Loss on impairment of vessels	11,506,631	-
Gain on sale of vessels	(3,947,600)	-
Total expenses	400,770,250	371,087,366

(Loss) income from operations	(2,494,045)	21,383,606

Other income (expense):
Interest expense, net	(5,644,057)	(5,487,246)
Interest expense related party debt	(263,648)	(411,784)
Imputed interest on related party long-term debt	(322,946)	(1,117,231)
Unrealized (loss) gain on derivative instruments	(1,230,132)	1,101,239
Other (expense) income	(3,693,118)	45,937
Total other expense, net	(11,153,901)	(5,869,085)

Net (loss) income	(13,647,946)	15,514,521
Loss (income) attributable to non-controlling interests	1,519,497	(62,152)
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(12,128,449)	$15,452,369

(Loss) earnings per common share:
Basic	$(1.61)	$(0.65)
Diluted	$(1.61)	$(0.65)

Weighted average shares used to compute (loss) earnings
per common share
Basic and diluted	18,726,308	13,421,955

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$29,817,507	$18,927,927
Restricted cash	1,000,000	500,000
Accounts receivable (net of allowance of $4,029,669 at
December 31, 2014 and $1,662,593 at December 31, 2013)	27,362,216	44,688,470
Bunker inventory	15,601,659	21,072,192
Advance hire, prepaid expenses and other current assets	6,568,234	12,877,771
Vessels held for sale, net	4,523,804	-
Total current assets	84,873,420	98,066,360

Fixed assets, net	207,667,613	197,153,889
Investment in newbuildings in-process	38,471,430	31,900,000
Other noncurrent assets	1,450,802	3,253,022
Total assets	$332,463,265	$330,373,271

Liabilities, convertible redeemable preferred stock
and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$40,201,794	$45,878,378
Related party debt	59,102,077	7,616,248
Deferred revenue	11,748,926	16,155,498
Current portion long-term debt	17,807,674	16,065,483
Line of credit	3,000,000	3,000,000
Dividend payable	12,824,825	23,177,503
Total current liabilities	144,685,296	111,893,110

Secured long-term debt, net	87,430,416	83,302,421
Related party long-term debt, net	-	17,303,918

Commitments and contingencies

Convertible redeemable preferred stock of Bulk Partners (Bermuda) Ltd., net of issuance costs ($1,000 par value, 112,500 shares
authorized, 0 and 89,114 shares issued and outstanding at
December 31, 2014 and 2013, respectively	-	103,236,399

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares	-	-
authorized and no shares issued or outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized
34,756,980 shares issued and outstanding at December 31, 2014,
13,421,955 shares issued and outstanding at December 31, 2013	3,476	1,342
Additional paid-in capital	133,955,445	85,987
Accumulated deficit	(36,142,727)	(5,933,870)
Total Pangaea Logistics Solutions Ltd. equity (deficit)	97,816,194	(5,846,541)
Non-controlling interests	2,531,359	20,483,964
Total stockholders' equity	100,347,553	14,637,423
Total liabilities, convertible redeemable preferred stock
and stockholders' equity	$332,463,265	$$330,373,271

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2014	2013

Operating activities
Net (loss) income	$(13,647,946)	$15,514,521
Adjustments to reconcile net (loss) income to net cash
provided by operations:
Depreciation and amortization expense	11,668,128	9,614,859
Amortization of deferred financing costs	954,604	949,929
Unrealized loss (gain) on derivative instruments	1,230,132	(1,101,239)
Loss (income) from equity method investee	265,443	(10,224)
Provision for doubtful accounts	2,764,836	652,318
Gain on sales of vessels	(3,947,600)	-
Charge for impairment of vessels	11,506,631	-
Write off unamortized financing costs of repaid debt	471,834	-
Amortization of discount on related party long-term debt	322,946	1,117,231
Share-based compensation	1,816	-
Change in operating assets and liabilities:
Increase in restricted cash	(500,000)	-
Accounts receivable	14,561,418	(15,445,496)
Bunker inventory	5,470,533	(7,215,740)
Advance hire, prepaid expenses and other current assets	4,291,713	(2,643,908)
Account payable, accrued expenses and other current liabilities	(6,413,198)	16,952,155
Deferred revenue	(4,406,572)	2,733,051
Net cash provided by operating activities	24,594,718	21,117,457

Investing activities
Purchase of vessels	(43,914,439)	(49,736,191)
Proceeds from sales of vessels	23,279,387	-
Deposits on newbuildings in-process	(13,101,430)	(31,900,000)
Drydocking costs	(4,880,041)	(731,285)
Purchase of building and equipment	(560,955)	(112,899)
Deposits on vessel purchase	-	(1,500,000)
Net cash used in investing activities	(39,177,478)	(83,980,375)

Financing activities
Proceeds from mergers	5,035,636	-
Proceeds of related party debt	17,651,149	29,554,972
Payments on related party debt	(225,291)	(5,274,075)
Proceeds from long-term debt	35,500,000	32,205,000
Payments of financing and issuance costs	(484,380)	(1,799,314)
Payments on long-term debt	(30,051,021)	(14,401,426)
Merger costs	(1,853,753)	-
Proceeds from issuance of convertible redeemable preferred stock	-	21,899,180
Common stock dividends paid	(100,000)	(100,000)
(Increase) decrease in restricted cash		187,500
Distributions to non-controlling interest	-	(176,667)
Net cash provided by financing activities	25,472,340	62,095,170

Net increase (decrease) in cash and cash equivalents	10,889,580	(767,748)
Cash and cash equivalents at beginning of period	18,927,927	19,695,675
Cash and cash equivalents at end of period	$29,817,507	$18,927,927

Pangaea Logistics Solutions, Ltd.
Reconciliation of Adjusted Net Income, Adjusted EBITDA, Pro Forma Adjusted Earnings/(Loss) Per Share

	Year ended December 31,
(In thousands of U.S. Dollars except for share and per share data)	2014	2013

Net (loss) income attributable to Pangaea Logistics Solutions Ltd. and Adjusted net income attributable to Pangaea Logistics Solutions Ltd.
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(12,128)	$15,452
Non-GAAP
plus loss on impairment of vessels	11,507	-
plus non-recurring charges	1,699	-
Non-GAAP Adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$1,077	$15,452

Adjusted EBITDA
(Loss) income from operations	$(2,494)	$21,384
Non-GAAP
plus depreciation & amortization	11,668	9,615
plus loss on impairment of vessels	11,507	-
Non-GAAP Adjusted EBITDA	$20,681	$30,999

(Loss) Per Common Share
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	(12,128)
Net income attributable to Bulk Partners (Bermuda) Ltd.		15,452
less adjustments related to pre-merger capital structure	(18,080)	(24,241)
Total (loss) allocated to common stock	$(30,209)	$(8,788)
Weighted average number of common shares outstanding	18,726,308	13,421,955
(Loss) per common share	$(1.61)	$(0.65)

Pro Forma Adjusted EPS
Total (loss) allocated to common stock	$(30,209)	$(8,788)
Non-GAAP
plus loss on impairment of vessels	11,507	-
plus non-recurring charges	1,699	-
plus adjustments related to pre-merger capital structure	18,080	24,241
Non-GAAP Pro forma adjusted total earnings allocated to common stock	$1,077	$15,542
Non-GAAP Pro forma weighted average number of common shares outstanding	34,697,161	34,696,997
Non-GAAP Pro forma adjusted EPS	$0.03	$0.45

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including (1) non-GAAP adjusted net (loss) income attributable to Pangaea Logistics Solutions Ltd. (2) non-GAAP adjusted EBITDA and (3) non-GAAP pro forma adjusted earnings per share (“EPS”). These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash losses on impairment of vessels and non-recurring charges that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Adjusted net income attributable to Pangaea Logistics Solutions Ltd., Adjusted EBITDA, and pro forma adjusted EPS. Adjusted net income attributable to Pangaea Logistics Solutions Ltd. Is defined represents as net (loss) income attributable to Pangaea Logistics Solutions Ltd. calculated in accordance with GAAP, plus non-cash losses on impairment of vessels and non-recurring charges. Adjusted EBITDA represents operating earnings before interest expense, income taxes, depreciation, amortization and loss on impairment of vessels. Earnings/(loss) per share represents total earnings/(loss) allocated to common stock divided by the weighted average number of common shares outstanding. Pro forma adjusted earnings/(loss) per share represents adjusted total earnings/(loss) allocated to common stock divided by the weighted average number of shares giving effect to the mergers as if they had been consummated as of January 1, 2013.

There are limitations related to the use of non-GAAP Adjusted net income attributable to Pangaea Logistics Solutions Ltd., Adjusted EBITDA, and pro forma adjusted EPS versus net income, income from operations, and EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of Adjusted net income attributable to Pangaea Logistics Solutions Ltd., Adjusted EBITDA, and pro forma adjusted EPS used here is not comparable to net income, EBITDA, and EPS . Management provides specific information in order to reconcile the GAAP or non-GAAP measure to Adjusted net income attributable to Pangaea Logistics Solutions Ltd., Adjusted EBITDA, and pro forma adjusted EPS.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.

Contacts:

Investor Relations

Thomas Rozycki

Prosek Partners

Managing Director

212-279-3115 x208

trozycki@prosek.com

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